Corporate Resource Services, Inc. Clarifies Change in Ticker Symbol

NEW YORK, N.Y. -- (Business Wire) – May 20, 2013 -- Corporate Resource Services, Inc. (OTCBB: CRRS), a diversified technology, staffing, recruiting, and consulting services firm,  today announced that its ticker symbol had been changed to OTCBB: CRRSE in error as a result of a miscalculation by the FINRA Operations Filing Department’s system with respect to the Company’s quarter-ending date. The Company expects its symbol to be restored to CRRS effective tomorrow, May 21, 2013 and reiterates that it is in compliance with its filing requirements.

As disclosed on Form 10-QT filed with the Securities and Exchange Commission on February 11, 2013, effective January 14, 2013, the Board of Directors of the Company determined to change the Company’s fiscal year from the Friday closest to September 30th to the Friday closest to December 31st.  The change was intended to align the Company’s fiscal periods more closely with the seasonality of its business and improve comparability with industry peers.  The Company’s fiscal quarters are the interim 13 week periods of the fiscal year, with the first quarter of a 53-week fiscal year extended to 14 weeks. Since the 2013 fiscal year will include 53 weeks, the Company’s first quarter was extended to 14 weeks and ended April 5, 2013.  The FINRA Operations Filing Department, which monitors timely filings with the SEC for all OTCBB companies, had mistakenly expected the quarter to end a week prior and therefore changed the symbol when a filing was not made last week. The Company will file its Quarterly Report on Form 10-Q for the period ended April 5, 2013 later today.

About Corporate Resource Services, Inc.:

Corporate Resource Services, Inc. provides cloud-based enterprise applications and hosting services to PEO and staffing companies, as well as diversified staffing, recruiting, and consulting services.  The Company offers trained employees in the areas of Insurance, Information Technology, Accounting, Legal, Engineering, Science, Healthcare, Life Sciences, Creative Services, Hospitality, Retail, General Business and Light Industrial work. The company’s blended staffing solutions are tailored to our customers’ needs and can include customized employee pre-training and testing, on-site facilities management, vendor management, risk assessment and management, market analyses and productivity/occupational engineering studies.

The Company’s ability to deliver broad-based solutions provides its customers a “one stop shop” to fulfill their staffing needs from professional services and consulting to clerical and light industrial positions. Depending on the size and complexity of an assignment, Corporate Resource Services can create an on-site facility for recruiting, training and administration at the customers’ location. Company recruiters have the latest state of the art recruiting resources available to help customers secure the best candidates in today's ever-changing marketplace. CRS’s national network of recruiters has staffing experts that get excellent results by focusing within their areas of expertise.

The Company operates 207 staffing and on-site facilities in 37 states and the District of Columbia and it offers its services to a wide variety of clients in many industries, ranging from sole proprietorships to Fortune 1000 companies. To learn more, visit http://www.crsco.com.

This press release contains forward-looking statements, which are subject to risks and uncertainties. Such statements are based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Source: Corporate Resource Services, Inc.

Corporate Resource Services, Inc.

Michael J. Golde

Chief Financial Officer

(646) 443-2380